Exhibit 10.19

Name:	[●]
Target Number of [INSERT TYPE OF UNITS] subject to Award:	[●]
Date of Grant:	[●]
PLANET FITNESS, INC.
2015 OMNIBUS INCENTIVE PLAN
[INSERT PERFORMANCE SHARE UNIT OR RESTRICTED STOCK UNIT, AS APPLICABLE] AGREEMENT

This agreement (this “Agreement”) evidences an award (the “Award”) of [INSERT TYPE OF UNITS] granted by Planet Fitness, Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to and subject to the terms of the Planet Fitness, Inc. 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”).
1.Grant of [INSERT TYPE OF UNITS]. On the date of grant set forth above (the “Grant Date”) the Company granted to the Grantee an award consisting of the right to receive, without payment but subject to the terms and conditions provided herein and in the Plan, one share of Stock (a “Share”) with respect to each [INSERT TYPE OF UNITS] forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
2.    Vesting, etc. [INSERT PERFORMANCE BASED OR TIME BASED VESTING CONDITIONS AND SCHEDULE, AS APPLICABLE], subject to the Grantee’s continued service as an employee of the Company through the Vesting Date. If the Grantee’s service as an employee of the Company ceases for any reason prior to the Vesting Date, the Award will be automatically and immediately forfeited.
3.    Delivery of Shares. The Company shall, as soon as practicable, and, not later than thirty (30) days following the Vesting Date) effect delivery of the Shares with respect to the [INSERT THE TYPE OF UNITS] to the Grantee. No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
4.    Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company prior to the date on which the Company actually delivers Shares to the Grantee (if any). The Grantee is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.
5.    Forfeiture; Recovery of Compensation.

(a)	The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of the Agreement and the Plan.

(b)
By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Award, including any Shares acquired under the Award or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

6.    Nontransferability. Neither the Award nor the [INSERT TYPE OF UNITS] may be transferred except in accordance with Section 6(a)(3) of the Plan.
7.    Certain Tax Matters.

(a)
The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares upon vesting, are subject to the Grantee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No Shares will be transferred pursuant to the vesting of the [INSERT TYPE OF UNITS] unless and until the Grantee has remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Grantee authorizes the Company and its Affiliates to withhold such amounts from any amounts otherwise owed to the Grantee, but nothing in this sentence shall be construed as relieving the Grantee of any liability for satisfying his or her obligations under the preceding provisions of this Section. The Company shall have no liability or obligation relating to the foregoing.

(b)
The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

(c)
The Award is intended to be exempt from the requirements of Section 409A and the Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. Notwithstanding the foregoing, in no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.

8.    Effect on Employment. Neither the grant of the [INSERT TYPE OF UNITS], nor the delivery of Shares upon vesting of the Award, will give the Grantee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her employment at any time.
9.    Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date has been furnished to the Grantee. By acceptance of the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
10.    Acknowledgements. By accepting the Award, the Grantee agrees to be bound by, and agrees that the Award and the [INSERT THE TYPE OF UNITS] are subject in all respects to, the terms of the Plan. The Grantee has received and understands the Company’s Executive Compensation Recoupment Policy (as such policy is amended, amended and restated or superseded from time to time, the “Clawback Policy”), that the Clawback Policy applies and will continue to apply to the Grantee during and after the Grantee’s employment in accordance with its terms and that the Grantee has complied with and will continue to comply with the terms of the Clawback Policy. The Grantee further acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.
[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

PLANET FITNESS, INC.
By:___________________________
Name: Christopher Rondeau
Title: CEO
Dated: [●]

Acknowledged and Agreed:

By:___________________________
Name: [●]

[Signature Page to [INSERT TYPE OF UNITS] Agreement]

SCHEDULE A

[INSERT ADDITIONAL VESTING OR PERFORMANCE TERMS, AS APPLICABLE]